Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-64937, 333- 55482, 333- 42415, and 333- 122556) of Zareba Systems, Inc. of our report dated September 12, 2006, which appears on page 13 of this annual report on Form 10-KSB for the year ended June 30, 2006.
/s/ VIRCHOW, KRAUSE & COMPANY, LLP
Minneapolis, Minnesota
September 26, 2006

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